UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  July 25, 2011

SeraCare Life Sciences, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-34105	33-0056054
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

37 Birch Street, Milford, Massachusetts 01757
(Address of principal executive offices)

Registrant’s telephone number, including area code:  (508) 244-6400

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.142-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02               Results of Operations and Financial Condition.

On July 26, 2011, we issued a press release announcing our financial results for the quarter ended June 30, 2011.  A copy of the press release is attached hereto as exhibit 99.1 and incorporated by reference herein.

The information in this Item 2.02 and the press release attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or the Exchange Act, or otherwise subject to the liabilities of that section, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 25, 2011, the employment of Susan L.N. Vogt as our President and Chief Executive Officer was terminated without cause.  Pursuant to the terms of her employment agreement, Ms. Vogt ceased to serve as a member of our board of directors effective upon the termination of her employment.  On that date, our board of directors appointed Gregory A. Gould as interim President and Chief Executive Officer and commenced a search for a new President and Chief Executive Officer.

Mr. Gould, age 45, has been our Chief Financial Officer and Treasurer since August 2006 and our Secretary since November 2006.  From August 2005 to August 2006, Mr. Gould provided financial and accounting consulting services through his consulting company, Gould LLC.  From April 2005 to August 2005, Mr. Gould served as the Chief Financial Officer and Senior Vice President of Integrated BioPharma, Inc., a life sciences company serving the pharmaceutical, biotechnology and nutraceutical markets.  Prior to that, from February 2004 through January 2005, Mr. Gould served as the Chief Financial Officer, Treasurer and Secretary of Atrix Laboratories, Inc., an emerging specialty pharmaceutical company focused on advanced drug delivery.  From 1996 through October 2003, Mr. Gould served as Director of Finance and then as the Chief Financial Officer and Treasurer of Colorado MEDtech, a high tech software development, product design and manufacturing company.  Mr. Gould is a director of CytoDyn, Inc.  Mr. Gould holds a B.S. in Business Administration from the University of Colorado, Boulder and is a Certified Public Accountant in the State of Colorado.

Under the terms of Ms. Vogt’s employment agreement, she is entitled to receive severance payments and other benefits upon execution and delivery to us of a general release of claims.  Upon delivery of such a release, Ms. Vogt will be entitled to receive a lump-sum payment of one year’s salary, presently $400,400, less applicable tax withholdings and deductions.  We have also paid Ms. Vogt an additional 30-days’ salary in lieu of notice and will continue her benefits for 30 days after termination of her employment.  Under the terms of her employment agreement, Ms. Vogt is also entitled to receive a pro-rated amount of her incentive bonus for current fiscal year.  However, our board of directors has determined that, based on our performance during the current fiscal year, Ms. Vogt’s pro-rated incentive bonus for the current fiscal year is zero.  In addition, upon delivery of the release, 116,667 shares subject to option awards and 80,000 shares subject to a restricted stock award held by Ms. Vogt will become fully vested.  Further, we will pay Ms. Vogt’s monthly medical insurance premiums for an additional year after the above-mentioned 30-day period, or, if earlier, until she is covered under another employer-sponsored plan.  Finally, we will reimburse Ms. Vogt for amounts expended for executive outplacement services, up to $50,000.  Ms. Vogt’s receipt of any severance benefits is also contingent upon her continued compliance with the terms of her employment agreement and related confidentiality and non-competition agreements with us.

The foregoing description of the terms of Ms. Vogt’s employment agreement does not purport to be complete and is qualified in its entirety by reference to the full text of her employment agreement, which is filed as Exhibit 10.1.1 to our annual report on Form 10-K for the fiscal year ended September 30, 2009 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description
99.1	Press Release issued by SeraCare Life Sciences, Inc. dated July 26, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SERACARE LIFE SCIENCES, INC.

By:	/s/ Gregory A. Gould
	Name:	Gregory A. Gould
	Title:	Interim President and Chief Executive Officer, Chief Financial Officer, Secretary and Treasurer

Dated:  July 26, 2011

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release issued by SeraCare Life Sciences, Inc. dated July 26, 2011.